UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement`

EXOlifestyle, Inc.

(Name of Registrant as Specified in Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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	2)	Aggregate number of securities to which transaction applies:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXOLIFESTYLE, INC.

215 Gordon’s Corner Road

Suite 1A

Manalapan, NJ 07726

NOTICE OF STOCKHOLDER ACTION BY

WRITTEN CONSENT TO ALL SHAREHOLDERS OF

EXOLIFESTYLE, INC.

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on August 21, 2017 (the “Record Date”), of shares of all series of stock with voting power of EXOlifestyle, Inc., a Nevada corporation (the “Company,” or the “Corporation”), that our Board of Directors and majority shareholder of approximately 100.00% of our Series A preferred stock, 100% of our Series B preferred stock and 30% of the common capital stock, representing approximately 88.60% of total voting rights, as of the Record Date have giving written consent as of August 21, 2017, to approve the following:

(a) To change of corporate name from EXOlifestyle, Inc. to Sun Pacific Holding Corp.

(b) To pre-approve up to 1 for 50 reverse stock split, which shall be effected after the date that is 20 calendar days after the mailing of this Information Statement.

On August 21, 2017, our Board of Directors and three shareholders who holds a majority of our outstanding voting rights representing approximately 88.60% of total voting rights, executed a written consent in favor of the actions described above that is described in greater detail in the Information Statement accompanying this notice. This consent will satisfy the stockholder approval requirement for the proposed action. The foregoing actions will not become effective before a date, which is twenty (20) calendar days after this Information Statement is first provided to Stockholders. The entire cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

Because the written consent of the holders of a majority of our Preferred Stock satisfies any applicable stockholder voting requirement of the Nevada Code and our Articles of Incorporation and by-laws, we are not asking for a proxy and you are not requested to send one.

This Proxy Statement is dated August 21, 2017, and is being first mailed to shareholders on September 1, 2017.

HOW TO OBTAIN ADDITIONAL INFORMATION

This Information Statement incorporates important business and financial information about the Company that is not included in or delivered with this Information Statement. Upon written or oral request, this information can be provided. For an oral request, please contact the company’s legal counsel, Eilers Law Group P.A., William Robinson Eilers, Esq., at (786) 273-9152. For a written request, mail request to 1000 Fifth Street, Suite 200-P2, Miami Beach, Nevada 33139.

On behalf of the Board of Directors of EXOLIFESTYLE, INC.,

Date: September 11, 2017

	By:	/s/ Nicholas Campanella
Nicholas Campanella
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

EXOLIFESTYLE, INC.

215 Gordon’s Corner Road

Suite 1A

Manalapan, NJ 07726

INFORMATION STATEMENT

September 11, 2017

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of EXOlifestyle, Inc., a Nevada Corporation (the “Company” or the “Corporation”), to notify such Stockholders that on or about August 21, 2017, the Company received written consents in lieu of a meeting of stockholders from 3 holders representing 100% of the Series A Preferred Stock of the Company, 100% of the Series B Preferred Stock of the Company and 30% of the common stock of the Company equaling approximately 88.60% of the total voting rights of the Company (the “Majority Stockholders”) to (a) change the name of the Corporation to Sun Pacific Power Corp., (b) pre-approve a 1 for 50 reverse stock split, which shall be effected as soon as practicable 20 day from the mailing of this Information Statement.

Accordingly, your consent is not required and is not being solicited in connection with the approval of the matters set forth herein.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of the State of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of Series B Preferred stock in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on August 21, 2017, the Company had 162,464,899 shares of Common Stock issued and outstanding, 12,00,000 shares of Series A Preferred Stock issued and outstanding with voting rights equal to 125 votes per share, and 1,000,000 shares of Series B Preferred Stock issued and outstanding with voting rights equal to 1,542.83 per share.

On August 21, 2017, the holders of 48,778,731 shares of common stock (or approximately 30% of outstanding common stock), 12,000,000 shares of Series A Preferred Stock (or approximately 100.00% of the shares of Series A Preferred Stock then issued and outstanding), and 1,000,000 shares of the Series B Preferred Stock (or approximately 100% of the shares of Series B Preferred Stock then issued and outstanding) executed and delivered to the Company a written consent approving the actions. As the actions were approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and applicable Nevada law, a vote by the holders of at least a majority of the voting shares of each class or series of capital stock is required to affect the action described herein. As of the Record Date, the Company had 162,464,899 voting common shares, each entitled to 1 vote per share, 12,00,000 Series A Preferred shares, each entitled to 125 shares per each share held issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share, and 1,000,000 Series B Preferred shares, each entitled to 1,542.83 per share. The consenting Majority Stockholders are the record and beneficial owners of a 88.60% of the total number of voting rights. The consenting Majority Stockholders voted in favor of the actions described herein in a written consent, dated August 21, 2017. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Name of Beneficial Owners	Number of Shares	Voting Rights	Percentage of Voting Rights
Randy Romano
-Common Stock	24,604,365	24,604,365	0.71%
-Series A	6,000,000	750,000,000	21.49%
-Series B	11,685	18,027,977	0.52%
Total		792,632,342	22.71%
Vaughan Dugan
-Common Stock	24,174,366	24,174,366	0.69%
-Series A	6000000	750,000,000	21.49%
-Series B	11,964	18,457,978	0.53%
Total		792,632,344	22.71%
Nicholas Campanealla
-Common Stock	0	0	0.00%
-Series A	0	0	0.00%
-Series B	976,351	1,506,344,044	43.17%
Total		1,506,344,044	43.17%
TOTAL			88.60%

ACTION: TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

On August 21, 2017, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Amended and Restated Articles of Incorporation (the “Amendment”). The Majority Stockholders approved the Amendment pursuant to a written consent dated as of August 21, 2017. The Amendment effecting the name change effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The proposed amendment to the amended and restated articles of incorporation of the corporation are modifications determined by our Board of Directors to be necessary in order to better reflect our business and to achieve its overall business objectives. The consents being sought and obtained will allow our management to exercise on its duties and responsibilities to protect our assets and shareholders by providing the ability to make timely and effective decisions.

As disclosed in our SEC filings, we have entered into an Acquisition Agreement with Sun Pacific Power Corp. pursuant to what the Board of Directors believes is the best interest of shareholders long term. Sun Pacific Power Corp. through its own operations and its subsidiaries, provide multiple revenue streams through construction, electrical and plumbing operations which are complimented with technology development of patented glassless solar products currently in development as well as a revenue model based on advertising through strategic arrangements with municipalities. No financings have been negotiated to date, however, we do want to have the proper corporate structure in place so that we can secure the financing required to execute on the Sun Pacific Power Corp. business plan.

The principle change in the Amendment is contained in Article 1 of the Amended and Restated Articles of Incorporation of the Corporation (although readers are urged to review the entire Amended and Restated Articles of Incorporation). As stated in Article 1 of the Amended and Restated Articles of Incorporation of the Corporation, the name of the Company will be changed to Sun Pacific Holdings Corp. to better reflect the operations of the Company going forward.

We may issue and dispose of any of the authorized and unissued shares of Common or Preferred Stock for such consideration not less than par value, as may be fixed from time to time by our Board of Directors without action by the stockholders. Our Board of Directors may provide for payment therefore to be received by us in cash, property, or services. Any and all such shares of the Common or Preferred Stock and for which consideration so fixed by our Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

Reasons for the Amendment to the Articles of Incorporation

The amendment to the Amend and Restated Articles of Incorporation will better reflect the operations of the Company going forward as the operations of Sun Pacific Power Corp. and its subsidiaries will make up the bulk of the Company’s business.

ACTION: TO APPROVE REVERSE SPLIT

On August 21, 2017, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, the pre-approval, , a Reverse Split, whereby all of the outstanding shares of our Common Stock will be automatically converted into a smaller number of shares, at the reverse split ratio of up to 1:50. There would be no corresponding change in the authorized shares of common stock or preferred stock, unless otherwise set forth in one or more designations of certain classes or series of preferred stock.

Reasons for Reverse Split

A Reverse Split is intended to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving a Reverse Split, the Directors considered that the Company’s Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Directors also believe that most investment funds are reluctant to invest in lower priced stocks.

However, the effect of a Reverse Split upon the market price for the Company’s Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company’s Common Stock after a Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from a Reverse Split. The market price of the Company’s Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of a Reverse Split

There can be no assurance that the bid price of the Company’s Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from a Reverse Split, that a Reverse Split will result in a per share price that will increase its ability to attract investors, employees and other service providers, or that the market price of the post-split Common Stock can be maintained. The market price of the Company’s Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company’s Common Stock declines after a Reverse Split, the percentage decline as an absolute number and as a percentage of the Company’s overall capitalization may be greater than would occur in the absence of a Reverse Split.

Potential Effects of a Reverse Split

General. For each holder of Common Stock the number of shares held will be reduced by a Reverse Split ratio as follows: the number of shares held before the Reverse Split will be divided by up to 50, , and if the result has a fractional component, the result will be that each fractional share shall be rounded up to the nearest whole share. By way of example, a shareholder with 51 shares of Common Stock before a Reverse Split (at a ratio of 1:50) will hold 2 shares of Common Stock upon completion of a Reverse Split at a ratio of 1 for 50, and each fractional share shall be rounded up to the nearest whole share.

Accounting Matters. The par value of the Company’s Common Stock would remain unchanged at $0.001 per share after a Reverse Split. Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of a Reverse Split.

Effect on Authorized and Outstanding Shares. Based on the stockholdings at August 21, 2017, there are 162,464,899 shares of Common Stock, 12,00,000 shares of Series A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock, issued and outstanding, respectively. As a result of a Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of a Reverse Split, divided by 50. Each fractional share shall be rounded up to the nearest whole share.

There will be no change to the number of authorized shares of Common Stock and Preferred Stock as a result of a Reverse Split.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to a Reverse Split will remain the same. It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change, solely as a result of a Reverse Split.

A Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power. A Reverse Split will not alter the respective voting rights and other rights of shareholders.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of a Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and no change to the number of authorized shares of the Company’s Common Stock or Preferred Stock under the Company’s Articles of Incorporation, as amended and restated. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance in the future will increase.

Effectiveness of The Reverse Split

The Board of Directors has the authority to authorize a Reverse Split of the Common Stock of the Company at a ratio of up to 1:50 after the date that is 20 calendar days after the mailing of this Information Statement to stockholders.

Exchange of Certificates After Split. It will not be necessary for stockholders to exchange their old certificates. However, after the effective date of a Reverse Split, those stockholders who wish to obtain new certificates should contact the transfer agent, Action Stock Transfer, 2469 Fort Union Blvd #214, Cottonwood Heights, UT 84121

Tax Impact of the Reverse Split. The following discussion summarizing material federal income tax consequences of a Reverse Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split, will not generally result in recognition of a gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner.

No gain or loss will be recognized by the Company as a result of a Reverse Split. The Company’s views regarding the tax consequences of a Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERS SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN, WHICH SUCH STOCKHOLDER RESIDES.

AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS.

IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

Share Certificates. Following a Reverse Split, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend reflecting a reverse split, but this in no way will affect the validity of your current share certificates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on August 21, 2017 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owners	Number of Shares	Voting Rights	Percentage of Voting Rights
Randy Romano
-Common Stock	24,604,365	24,604,365	0.71%
-Series A	6,000,000	750,000,000	21.49%
-Series B	11,685	18,027,977	0.52%
Total		792,632,342	22.71%
Vaughan Dugan
-Common Stock	24,174,366	24,174,366	0.69%
-Series A	6000000	750,000,000	21.49%
-Series B	11,964	18,457,978	0.53%
Total		792,632,344	22.71%
Nicholas Campanealla
-Common Stock	0	0	0.00%
-Series A	0	0	0.00%
-Series B	976,351	1,506,344,044	43.17%
Total		1,506,344,044	43.17%
TOTAL			88.60%

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

NO DISSENTER’S RIGHTS

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Nevada Code. No dissenters’ and/or appraisal rights under the Nevada Code and the Company’s bylaws are afforded to the company’s shareholders as a result of the adoption of this resolution.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August 4, 2017.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August 4, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about August 4, 2017 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

You can read and copy any materials that we file with the Securities Exchange Commission at the Securities Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

EXOLIFESTYLE, INC.

Date: September 11, 2017

	By:	/s/ Nicholas Campanella
Nicholas Campanella,
Chief Executive Officer

By the order of the Board of Directors

	By:	/s/ Nicholas Campanella
Nicholas Campanella,
Chairman

EXHIBIT A

AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF EXOLIFESTYLE, INC.

AMENDMENT TO ARTICLE 1

FIRST: The name of the Corporation shall be SUN PACIFIC HOLDINGS, INC.

IN WITNESS WHEREOF, the undersigned has signed this Amendment to the Amend and Restated Articles of Incorporation this ____ day of September 2017.

By:	/s/ Nicholas Campanella
Nicholas Campanella,
Secretary